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                                                                    Exhibit 4(f)


                                     Form of

                               Guarantee Agreement

                                     between

                       BALTIMORE GAS AND ELECTRIC COMPANY
                                 (as Guarantor)

                                       and

                              The Bank of New York
                        (as Preferred Guarantee Trustee)


                                   Dated as of

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                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
ARTICLE I     DEFINITIONS
    SECTION 1.01.  Definitions....................................................................................2

ARTICLE II    TRUST INDENTURE ACT
    SECTION 2.01.  Trust Indenture Act; Application...............................................................4
    SECTION 2.02.  List of Holders................................................................................5
    SECTION 2.03.  Reports by the Preferred Guarantee Trustee.....................................................5
    SECTION 2.04.  Periodic Reports to Preferred Guarantee Trustee................................................5
    SECTION 2.05.  Evidence of Compliance with Conditions Precedent...............................................5
    SECTION 2.06.  Events of Default; Waiver......................................................................6
    SECTION 2.07.  Event of Default; Notice.......................................................................6
    SECTION 2.08.  Conflicting Interests..........................................................................7

ARTICLE III   POWERS, DUTIES AND RIGHTS OF THE PREFERRED GUARANTEE TRUSTEE
    SECTION 3.01.  Powers and Duties of the Preferred Guarantee Trustee...........................................7
    SECTION 3.02.  Certain Rights of Preferred Guarantee Trustee..................................................9

ARTICLE IV    PREFERRED GUARANTEE TRUSTEE
    SECTION 4.01.  Preferred Guarantee Trustee; Eligibility......................................................11
    SECTION 4.02.  Appointment, Removal and Resignation of the Preferred Guarantee Trustee.......................12

ARTICLE V     GUARANTEE
    SECTION 5.01.  Guarantee.....................................................................................12
    SECTION 5.02.  Waiver of Notice and Demand...................................................................13
    SECTION 5.03.  Obligations Not Affected......................................................................13
    SECTION 5.04.  Rights of Holders.............................................................................14
    SECTION 5.05.  Guarantee of Payment..........................................................................14
    SECTION 5.06.  Subrogation...................................................................................14
    SECTION 5.07.  Independent Obligations.......................................................................14

ARTICLE VI    SUBORDINATION
    SECTION 6.01.  Ranking.......................................................................................15
    SECTION 6.02.  PARI PASSU Guarantees.........................................................................15

ARTICLE VII   TERMINATION
    SECTION 7.01.  Termination...................................................................................16

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
ARTICLE VIII  INDEMNIFICATION
    SECTION 8.01.  Exculpation...................................................................................16
    SECTION 8.02.  Indemnification...............................................................................16

ARTICLE IX    MISCELLANEOUS
    SECTION 9.01.  Successors and Assigns........................................................................17
    SECTION 9.02.  Amendments....................................................................................18
    SECTION 9.03.  Notices.......................................................................................18
    SECTION 9.04.  Benefit.......................................................................................19
    SECTION 9.05.  Interpretation................................................................................19
    SECTION 9.06.  Governing Law.................................................................................19
    SECTION 9.07.  Counterparts..................................................................................19

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                              CROSS-REFERENCE TABLE

Section of                                                                                    Section of
Trust Indenture Act                                                                         Guarantee of
1939, as Amended                                                                               Agreement
-------------------                                                                         ------------
310(a)....................................................................................       4.01(a)
310(b).................................................................................... 4.01(c), 2.08
310(c)....................................................................................  Inapplicable
311(a)....................................................................................       2.02(b)
311(b)....................................................................................       2.02(b)
311(c)....................................................................................  Inapplicable
312(a)....................................................................................       2.02(a)
312(b)....................................................................................       2.02(b)
313.......................................................................................          2.03
314(a)....................................................................................          2.04
314(b)....................................................................................  Inapplicable
314(c)....................................................................................          2.05
314(d)....................................................................................  Inapplicable
314(e)....................................................................................1.01,2.05,3.02
314(f)....................................................................................    2.01, 3.02
315(a)....................................................................................       3.01(d)
315(b)....................................................................................          2.07
315(c)....................................................................................          3.01
315(d)....................................................................................       3.01(d)
316(a)....................................................................................1.01,2.06,5.04
316(b)....................................................................................          5.03
316(c)....................................................................................          8.02
317(a)....................................................................................  Inapplicable
317(b)....................................................................................  Inapplicable
318(a)....................................................................................       2.01(b)
318(b)....................................................................................          2.01
318(c)....................................................................................       2.01(a)

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*    This Cross-Reference Table does not constitute part of the Guarantee
     Agreement and shall not affect the interpretation of any of its terms or provisions.

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                               GUARANTEE AGREEMENT

     This GUARANTEE AGREEMENT (the "Preferred Securities Guarantee"), dated as of________, 2003 is executed and delivered by Baltimore Gas and Electric Company, a Maryland corporation (the "Guarantor"), to The Bank of New York, as trustee (the "Preferred Guarantee Trustee"), for the benefit of the Holders (as defined herein) from time to time of the Preferred Securities (as defined herein) of BGE Capital Trust II, a Delaware statutory trust (the "Issuer").

     WHEREAS, pursuant to an Amended and Restated Declaration of Trust (the "Declaration"), dated as of among the Trustees named therein, the Guarantor, as Depositor, and the Holders from time to time of undivided beneficial interests in the assets of the Issuer, the Issuer is issuing $250,000,000aggregate liquidation amount of its Trust Preferred Securities (liquidation amount of $25.00 per preferred security) (the "Preferred Securities") representing undivided beneficial interests in the assets of the Issuer and having the terms set forth in the Declaration;

     WHEREAS, the Preferred Securities will be issued by the Issuer and the proceeds thereof, together with the proceeds from the sale by the Issuer of its Common Securities, will be used to purchase the Debentures (as defined in the Declaration) of the Guarantor which will be deposited with The Bank of New York, as Property Trustee under the Declaration, as Trust Property (as defined in the Declaration);

     WHEREAS, as incentive for the Holders to purchase Preferred Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth herein, to pay to the Holders of the Preferred Securities the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein; and

     WHEREAS, the Guarantor is also executing and delivering a guarantee agreement (the "Common Securities Guarantee") in substantially identical terms to this Preferred Securities Guarantee for the benefit of the holders of the Common Securities (as defined herein), except that if an event of default (as defined in the Indenture) has occurred and is continuing, the Guarantee Payments under the Common Securities Guarantee are subordinated to the rights of Holders of Preferred Securities to receive Guarantee Payments under this Preferred Securities Guarantee.

     NOW, THEREFORE, in consideration of the purchase by each Holder of Preferred Securities, which purchase the Guarantor

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hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Preferred Securities Guarantee for the benefit of the Holders from time to time of the Preferred Securities.

                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.01. Definitions. As used in this Preferred Securities Guarantee, each of the terms set forth below shall, unless the context otherwise requires, have the following meaning. Each capitalized or otherwise defined term used but not otherwise defined herein shall have the meaning assigned to such terms in the Declaration as in effect on the date hereof.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Common Securities" means the common securities representing undivided beneficial interests in the assets of the Issuer and having the rights provided therefor in the Declaration.

     "Covered Person" means any Holder or beneficial owner of Preferred Securities.

     "Event of Default" shall have the meaning specified in Section 2.06 (a).

     "Guarantee Payments" means the following payments or distributions, without duplication, with respect to the Preferred Securities, to the extent not paid or made by or on behalf of the Issuer pursuant to the Declaration or by the Guarantor pursuant to the Indenture: (i) any accumulated and unpaid Distributions required to be paid on the Preferred Securities, to the extent the Issuer shall have funds available therefor, (ii) the Redemption Price with respect to any Preferred Securities called for redemption by the Issuer to the extent the Issuer shall have funds available therefor, and (iii) upon a voluntary or involuntary dissolution and liquidation of the Issuer (other than in connection with a Distribution of Debentures to Holders of such Preferred Securities or the redemption of all such Preferred Securities), the lesser of
(a) the aggregate of the liquidation

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amount of $25.00 per Preferred Security plus all accrued and unpaid
Distributions on the Preferred Securities to the date of payment, to the extent the Issuer shall have funds available therefor and (b) the amount of assets of the Issuer remaining available for Distribution to Holders of Preferred Securities upon a dissolution and liquidation of the Issuer (in either case, the "Liquidation Distribution").

     "Holder" means a Person in whose name a Preferred Security is registered in the Securities Register; provided, however, that in determining whether the holders of the requisite percentage of Preferred Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor, the Preferred Guarantee Trustee or any Affiliate of the Guarantor or the Preferred Guarantee Trustee.

     "Indemnified Person" means the Preferred Guarantee Trustee, any Affiliate of the Preferred Guarantee Trustee, or any officers, directors, shareholders, members, partners, employees, representatives, nominees, custodians or agents of the Preferred Guarantee Trustee.

     "Indenture" means the Indenture dated as of June 15, 1998, as amended or supplemented from time to time, between Baltimore Gas and Electric Company and The Bank of New York, as trustee thereunder.

     "List of Holders" has the meaning specified in Section 2.02(a).

     "Majority in liquidation amount of the Preferred Securities" means, except as provided by the Trust Indenture Act, a vote by the Holders of more than 50% of the aggregate liquidation amount of all then outstanding Preferred Securities issued by the Issuer.

     "Officers' Certificate" means a certificate signed by the Chairman, the Vice Chairman, the President, or any Vice President and the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Guarantor.

     "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "Preferred Guarantee Trustee" means The Bank of New York, soley as Preferred Guarantee Trustee and not in its individual capacity,until a Successor Preferred Guarantee Trustee (as defined below) has been appointed and has accepted such appointment pursuant to the terms of this Preferred Securities Guarantee and thereafter means each such Successor Preferred

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Guarantee Trustee.

     "Responsible Officer" means, with respect to the Preferred Guarantee Trustee, any Vice President, any Assistant Vice President, any Secretary, any Assistant Secretary, any Trust Officer or Assistant Trust Officer or any other officer of the Corporate Trust Department of the Guarantee Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

     "Senior Indebtedness" means Senior Indebtedness as defined in the Indenture.

     "Successor Preferred Guarantee Trustee" means a successor Preferred Guarantee Trustee possessing the qualifications to act as Preferred Guarantee Trustee under Section 4.02.

     "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939, as so amended.

                                   ARTICLE II

                               TRUST INDENTURE ACT

     SECTION  2.01.  Trust Indenture Act; Application.

     (a) This Preferred Securities Guarantee is subject to the provisions of the Trust Indenture Act that are required to be part of this Preferred Securities Guarantee and shall, to the extent applicable, be governed by such provisions.

     (b) If, and to the extent that any provision of this Preferred Securities Guarantee limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, through operation of Section 318(c) thereof, such imposed duties shall control. If any provision of this Preferred Securities Guarantee modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Preferred Securities Guarantee as so modified or to be excluded, as the case may be.

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     SECTION  2.02.  List of Holders.

     (a) The Guarantor shall furnish or cause to be furnished to the Preferred Guarantee Trustee (i) semiannually, on or before January 15 and July 15 of each year, a list, in such form as the Preferred Guarantee Trustee may reasonably require, of the names and addresses of the Holders ("List of Holders") as of a date not more than 15 days prior to the delivery thereof, and (ii) at such other times as the Preferred Guarantee Trustee may request in writing, within 30 days after the receipt by the Guarantor of any such request, a List of Holders as of a date not more than 15 days prior to the time such list is furnished, in each case to the extent such information is in the possession or control of the Guarantor and is not identical to a previously supplied List of Holders or has not otherwise been received by the Preferred Guarantee Trustee in its capacity as such. The Preferred Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

     (b) The Preferred Guarantee Trustee shall comply with its obligations under Sections 311(a), Section 311(b) and Section 312(b) of the Trust Indenture Act.

     SECTION 2.03. Reports by the Preferred Guarantee Trustee. Within 60 days after May 15 of each year, the Preferred Guarantee Trustee shall provide to the Holders such reports as are required by Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Preferred Guarantee Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act.

     SECTION 2.04. Periodic Reports to Preferred Guarantee Trustee. The Guarantor shall provide to the Preferred Guarantee Trustee, the Securities and Exchange Commission and the Holders such documents, reports and information, if any, as required by Section 314 of the Trust Indenture Act and the compliance certificate required by Section 314 of the Trust Indenture Act in the form and manner and at the times required by Section 314 of the Trust Indenture Act.

     SECTION 2.05. Evidence of Compliance with Conditions Precedent. The Guarantor shall provide to the Preferred Guarantee Trustee such evidence of compliance with such conditions precedent, if any, provided for in this Preferred Securities Guarantee that relate to any of the matters set forth in
Section 314(c) of the Trust Indenture Act. Each Officers' Certificate and Opinion of Counsel delivered with respect to compliance with a condition or covenant provided for in this Preferred Securities Guarantee shall include:

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          (a)  a statement that each person signing the Officers' Certificate or
     Opinion of Counsel has read the covenant or condition and the definition relating thereto;

          (b) a brief statement of the nature and scope of the examination or investigation undertaken and upon which the statements contained therein are based;

          (c) a statement that each such person has made such examination or investigation as, in such person's opinion, is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement as to whether, in the opinion of each such person, such condition or covenant has been complied with.

     SECTION  2.06.  Events of Default; Waiver.

     (a) An Event of Default means a default by the Guarantor on any of its payment or other obligations under this Preferred Securities Guarantee; provided, that except with respect to a default resulting from a failure to pay any Guarantee Payment, the Guarantor shall have received notice of such default and shall not have cured such default within 60 days after receipt of such notice.

     (b) The Holders of a Majority in liquidation amount of the Preferred Securities may, by vote, on behalf of the Holders, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Preferred Securities Guarantee, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

     SECTION  2.07.  Event of Default; Notice.

     (a) The Preferred Guarantee Trustee shall, within 90 days after the occurrence of an Event of Default, transmit by mail, first class postage prepaid, to the Holders, notices of all Events of Default known to the Preferred Guarantee Trustee, unless such defaults have been cured before the giving of such notice; provided that, except in the case of a default in the payment of a Guarantee Payment, the Preferred Guarantee Trustee shall be protected in withholding such notice if and so long as the Board of Directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Preferred Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

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     (b) The Preferred Guarantee Trustee shall not be deemed to have knowledge of any Event of Default unless the Preferred Guarantee Trustee shall have received written notice, or a Responsible Officer charged with the administration of the Preferred Securities Guarantee shall have obtained written notice, of such Event of Default.

     SECTION 2.08. Conflicting Interests. The Declaration and the Indenture shall be deemed to be specifically described in this Preferred Securities Guarantee for the purposes of clause (i) of the first proviso contained in
Section 310(b) of the Trust Indenture Act.

                                   ARTICLE III

                        POWERS, DUTIES AND RIGHTS OF THE
                           PREFERRED GUARANTEE TRUSTEE

     SECTION  3.01.  Powers and Duties of the Preferred Guarantee Trustee.

     (a) This Preferred Securities Guarantee shall be held by the Preferred Guarantee Trustee for the benefit of the Holders, and the Preferred Guarantee Trustee shall not transfer this Preferred Securities Guarantee to any Person except a Holder exercising his or her rights pursuant to Section 5.04(iv) or to a Successor Preferred Guarantee Trustee on acceptance by such Successor Preferred Guarantee Trustee of its appointment to act as Successor Preferred Guarantee Trustee. The right, title and interest of the Preferred Guarantee Trustee shall automatically vest in any Successor Preferred Guarantee Trustee upon acceptance by such Successor Preferred Guarantee Trustee of its appointment hereunder and such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Preferred Guarantee Trustee.

     (b) If an Event of Default has occurred and is continuing, the Preferred Guarantee Trustee shall enforce this Preferred Securities Guarantee for the benefit of the Holders. If an event of default under the Indenture has occurred and is continuing, the rights of holders of the Common Securities to receive payments under the Common Securities Guarantee are subordinated to the rights of Holders of Preferred Securities to receive Guarantee Payments.

     (c) The Preferred Guarantee Trustee, before the occurrence of any Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Preferred

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Securities Guarantee, and no implied covenants shall be read into this Preferred
Securities Guarantee against the Preferred Guarantee Trustee. In case an Event of Default has occurred and is continuing (and has not been cured or waived pursuant to Section 2.06), the Preferred Guarantee Trustee shall exercise such of the rights and powers vested in it by this Preferred Securities Guarantee, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use in the conduct of his or her own affairs.

     (d) No provision of this Preferred Securities Guarantee shall be construed to relieve the Preferred Guarantee Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

          (i) prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

               (A) the duties and obligations of the Preferred Guarantee Trustee shall be determined solely by the express provisions of this Preferred Securities Guarantee, and the Preferred Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Preferred Securities Guarantee, and no implied covenants or obligations shall be read into this Preferred Securities Guarantee against the Preferred Guarantee Trustee; and

               (B) in the absence of bad faith on the part of the Preferred Guarantee Trustee, the Preferred Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Preferred Guarantee Trustee and conforming to the requirements of this Preferred Securities Guarantee; but in the case of any such certificates or opinions that by any provision hereof or of the Trust Indenture Act are specifically required to be furnished to the Preferred Guarantee Trustee, the Preferred Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Preferred Securities Guarantee;

          (ii) the Preferred Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Preferred Guarantee Trustee, unless it shall be proved that the Preferred Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

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          (iii) the Preferred Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a Majority in liquidation amount of the Preferred Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Preferred Guarantee Trustee, or exercising any trust or power conferred upon the Preferred Guarantee Trustee under this Preferred Securities Guarantee; and

          (iv) no provision of this Preferred Securities Guarantee shall require the Preferred Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Preferred Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Preferred Securities Guarantee or reasonable indemnity against such risk or liability is not reasonably assured to it.

     SECTION  3.02.  Certain Rights of Preferred Guarantee Trustee.

     (a) Subject to the provisions of Section 3.01:

          (i) The Preferred Guarantee Trustee may rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

          (ii) Any direction or act of the Guarantor contemplated by this Preferred Securities Guarantee shall be sufficiently evidenced by an Officers' Certificate unless otherwise prescribed herein.

          (iii) Whenever, in the administration of this Preferred Securities Guarantee, the Preferred Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting to take any action hereunder, the Preferred Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officers' Certificate which, upon receipt of such request from the Preferred Guarantee Trustee, shall be promptly delivered by the Guarantor.

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          (iv)  The Preferred Guarantee Trustee may consult with legal counsel, and the written advice or opinion of such legal counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or opinion. Such legal counsel may be legal counsel to the Guarantor or any of its Affiliates and may be one of its employees. The Preferred Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Preferred Securities Guarantee from any court of competent jurisdiction.

          (v) The Preferred Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Preferred Securities Guarantee at the request or direction of any Holder, unless such Holder shall have provided to the Preferred Guarantee Trustee such reasonable indemnity as would satisfy a reasonable person in the position of the Preferred Guarantee Trustee, against the costs, expenses (including attorneys' fees and expenses) and liabilities that might be incurred by it in complying with such request or direction; provided that nothing contained in this Section 3.02(a)(v) shall be taken to relieve the Preferred Guarantee Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Preferred Securities Guarantee.

          (vi) The Preferred Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Preferred Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

          (vii) The Preferred Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents or attorneys, and the Preferred Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder.

          (viii) Whenever in the administration of this Preferred Securities Guarantee the Preferred Guarantee Trustee shall deem it desirable to receive instructions with

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     respect to enforcing any remedy or right or taking any other action hereunder, the Preferred Guarantee Trustee (A) may request instructions from the Holders, (B) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (C) shall be protected in acting in accordance with such instructions.

     (b) No provision of this Preferred Securities Guarantee shall be deemed to impose any duty or obligation on the Preferred Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Preferred Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Preferred Guarantee Trustee shall be construed to be a duty to act in accordance with such power and authority.

                                   ARTICLE IV

                           PREFERRED GUARANTEE TRUSTEE

     SECTION  4.01.  Preferred Guarantee Trustee; Eligibility.

     (a) There shall at all times be a Preferred Guarantee Trustee which shall:

          (i)    not be an Affiliate of the Guarantor; and

          (ii) be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least fifty million U.S. dollars ($50,000,000), and shall be a corporation meeting the requirements of Section 310(a) of the Trust Indenture Act. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority, then, for the purposes of this Section and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

     (b) If at any time the Preferred Guarantee Trustee shall cease to be eligible to so act under Section 4.01(a), the Preferred Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.02(c).

     (c) If the Preferred Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Preferred Guarantee Trustee and

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Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act. In determining whether the Preferred Guarantee Trustee has a "conflicting interest" within the meaning of Section 310(b)(1) of the Trust Indenture Act, the provisions contained in the proviso to Section 310(b)(1) of the Trust Indenture Act and the Preferred Guarantee Trustee's Statement of Eligibility on Form T-1 shall be deemed incorporated herein.

     SECTION 4.02. Appointment, Removal and Resignation of the Preferred Guarantee Trustee.

     (a) Subject to Section 4.02(b), the Preferred Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor.

     (b) The Preferred Guarantee Trustee shall not be removed until a new, eligible Preferred Guarantee Trustee has been appointed (a "Successor Preferred Guarantee Trustee") and has accepted such appointment and assumed the applicable obligations hereunder by written instrument executed by such Successor Preferred Guarantee Trustee and delivered to the Guarantor.

     (c) The Preferred Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Preferred Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Preferred Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Preferred Guarantee Trustee and delivered to the Guarantor and the resigning Preferred Guarantee Trustee.

     (d) If no Successor Preferred Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.02 within 60 days after delivery to the Guarantor of an instrument of resignation, the resigning Preferred Guarantee Trustee may petition, at the expense of the Guarantor, any court of competent jurisdiction for appointment of a Successor Preferred Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Preferred Guarantee Trustee.

                                    ARTICLE V

                                    GUARANTEE

     SECTION 5.01. Guarantee. The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by or on behalf of the Issuer pursuant to the Declaration or by the Guarantor pursuant to the Indenture), as and when due,

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regardless of any defense, right of set-off or counterclaim which the Issuer may have or assert. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders, at the Guarantor's option or by causing the Issuer to pay such amounts to the Holders.

     SECTION 5.02. Waiver of Notice and Demand. The Guarantor hereby waives notice of acceptance of the Preferred Securities Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Preferred Guarantee Trustee, the Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

     SECTION 5.03. Obligations Not Affected. The obligations, covenants, agreements and duties of the Guarantor under this Preferred Securities Guarantee shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

     (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Preferred Securities to be performed or observed by the Issuer;

     (b) the extension of time for the payment by the Issuer of all or any portion of the Distributions (other than an extension of time for payment of Distributions that results from an Extension Period on the Debentures as so provided in the Indenture), Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Preferred Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Preferred Securities;

     (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Preferred Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;

     (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

     (e) any invalidity of, or defect or deficiency in, the

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Preferred Securities;

     (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

     (g) to the extent permitted by law, any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor (other than payments of the underlying obligation), it being the intent of this Section 5.03 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

     There shall be no obligation of the Holders to give notice to, or obtain the consent of, the Guarantor with respect to the happening of any of the foregoing.

     SECTION 5.04. Rights of Holders. The Guarantor expressly acknowledges that: (i) this Preferred Securities Guarantee will be deposited with the Preferred Guarantee Trustee to be held for the benefit of the Holders; (ii) the Preferred Guarantee Trustee has the right to enforce this Preferred Securities Guarantee on behalf of the Holders; (iii) the Holders of a Majority in liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Preferred Guarantee Trustee in respect of this Preferred Securities Guarantee or exercise or direct the exercise of any trust or power conferred upon the Preferred Guarantee Trustee under this Preferred Securities Guarantee; and (iv) any Holder may institute a legal proceeding directly against the Guarantor to enforce its rights under this Preferred Securities Guarantee, without first instituting a legal proceeding against the Preferred Guarantee Trustee, the Issuer or any other Person.

     SECTION 5.05. Guarantee of Payment. This Preferred Securities Guarantee creates a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Guarantor to enforce its rights under the Preferred Securities Guarantee without first instituting a legal proceeding against any other person or entity). This Preferred Securities Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not previously paid or upon Distribution to the Holders of the Preferred Securities of the Debentures as provided in the Declaration.

     SECTION 5.06. Subrogation. The Guarantor shall be subrogated to all (if any) rights of the Holders against the Issuer in respect of any amounts paid to the Holders by the Guarantor under this Preferred Securities Guarantee and shall have the right to waive payment by the Issuer pursuant to Section 5.01; provided, however, that the Guarantor shall not (except to

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the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights which it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Preferred Securities Guarantee, if, at the time of any such payment, any amounts are due and unpaid under this Preferred Securities Guarantee. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

     SECTION 5.07. Independent Obligations. The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Preferred Securities and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Preferred Securities Guarantee notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 5.03 hereof.

                                   ARTICLE VI

                                  SUBORDINATION

     SECTION 6.01. Ranking. This Preferred Securities Guarantee shall constitute an unsecured obligation of the Guarantor and shall rank (a) subordinate and junior in right of payment to all Senior Indebtedness of the Guarantor to the extent and in the manner set forth in the Indenture with respect to the Debentures, and the provisions of Article VIII of the Indenture will apply, MUTATIS MUTANDIS, to the obligations of the Guarantor hereunder. The obligations of the Guarantor hereunder do not constitute Senior Indebtedness (as defined in the Indenture) of the GUARANTOR; (b) PARI PASSU with the senior most preferred stock now or hereafter issued by the Guarantor and with any guarantee now or hereafter issued by the Guarantor in respect of preferred stock of any affiliate of the Guarantor;(c) senior to any preferred or preference stock of the Guarantor ranking junior to the senior most preferrred or preference stock of the Guarantor now or hereafter issued and (d) senior to the Guarantor's common stock.

     SECTION 6.02. PARI PASSU Guarantees. The obligations of the Guarantor under this Preferred Securities Guarantee shall rank PARI PASSU with the obligations of the Guarantor under (i) any similar guarantee agreements issued by the Guarantor on behalf of the holders of preferred or capital securities issued by any BGE Trust (as defined in the Indenture), (ii) the Indenture and the Securities (as defined therein) issued thereunder, (iii) any expense agreements entered into by the Guarantor in connection with the offering of Trust Securities (as defined in the

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Indenture) by any BGE Trust (as defined in the Indenture), and (iv) any other security, guarantee or other agreement or obligation that is expressly stated to rank PARI PASSU with the obligations of the Guarantor under this Preferred Securities Guarantee or with any obligation that ranks PARI PASSU with the obligations of the Guarantor under this Preferred Securities Guarantee.

                                   ARTICLE VII

                                   TERMINATION

     SECTION 7.01. Termination. This Preferred Securities Guarantee shall terminate and be of no further force and effect upon full payment of the Redemption Price or Liquidation Distribution for the Preferred Securities or upon Distribution of the Debentures to the Holders of the Preferred Securities. This Preferred Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder of the Preferred Securities must restore payment of any sums paid under the Preferred Securities or this Preferred Securities Guarantee.

                                  ARTICLE VIII

                                 INDEMNIFICATION

     SECTION  8.01. Exculpation.

     (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Guarantor or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Preferred Securities Guarantee and in a manner that such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Preferred Securities Guarantee or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's negligence or willful misconduct with respect to such acts or omissions.

     (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Guarantor and upon such information, opinions, reports or statements presented to the Guarantor by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Guarantor, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts

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pertinent to the existence and amount of assets from which Distributions to
Holders of Preferred Securities might properly be paid.

     SECTION  8.02. Indemnification.

     (a) To the fullest extent permitted by applicable law, the Guarantor shall indemnify and hold harmless each Indemnified Person from and against any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Preferred Securities Guarantee and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by this Preferred Securities Guarantee, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of negligence or willful misconduct with respect to such acts or omissions.

     (b) To the fullest extent permitted by applicable law, reasonable expenses (including legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Guarantor prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Guarantor of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified as authorized in Section 8.02(a).

     (c) The obligation to indemnify as set forth in this Section 8.02 shall survive the termination of the Preferred Securities Guarantee.

                                   ARTICLE IX

                                  MISCELLANEOUS

     SECTION 9.01. Successors and Assigns. All guarantees and agreements contained in this Preferred Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Preferred Securities then outstanding. The Guarantor may not consolidate with or merge with or into, or sell, convey, transfer or lease its properties and assets as an entirety or substantially as an entirety (either in one transaction or a series of transactions) to, any Person unless permitted under Article Eight of the Indenture. In connection with a consolidation, merger or sale involving the Guarantor that is permitted under Article Eight of the Indenture the Person formed by or surviving such consolidation or merger or to which

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such sale, conveyance, transfer or lease shall have been made, if other than the
Guarantor, shall expressly assume all of the obligations of the Guarantor hereunder.

     SECTION 9.02. Amendments. Except with respect to any changes which do not materially adversely affect the rights of the Holders in any material respect (in which case no consent of the Holders will be required), this Preferred Securities Guarantee may only be amended with the prior approval of the Holders of a Majority in liquidation amount of the Preferred Securities (excluding any Preferred Securities held by the Guarantor or an Affiliate thereof). The provisions of Article VI of the Declaration concerning meetings of the Holders shall apply to the giving of such approval.

     SECTION 9.03. Notices. Any notice, request or other communication required or permitted to be given hereunder shall be in writing and delivered, telecopied or mailed by first class mail, postage prepaid, as follows:

          (a) if given to the Guarantor, to the address set forth below or such other address as the Guarantor may give notice of to the Holders:

          Baltimore Gas and Electric Company
          750 East Pratt Street 16th floor
          Baltimore, Maryland 21202
          Facsimile No: (410) 783-3619
          Attention:  Treasurer

          (b) if given to the Issuer, in care of the Preferred Guarantee Trustee, at the Issuer's (and the Preferred Guarantee Trustee's) address set forth below or such other address as the Preferred Guarantee Trustee on behalf of the Issuer may give notice to the Holders:

          BGE Capital Trust II
          c/o Baltimore Gas and Electric Company
          750 East Pratt Street 16th floor
          Baltimore, Maryland 21202
          Facsimile No:  (410) 783-3619
          Attention:  Treasurer

     with a copy to:

          The Bank of New York
          101 Barclay Street, 21st Floor
          New York, NY 10286
          Facsimile No:
          Attention:

          (c) if given to any Holder, at the address set forth

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in the Securities Register.

     All notices hereunder shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by certified mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

     SECTION 9.04. Benefit. This Preferred Securities Guarantee is solely for the benefit of the Holders and is not separately transferable from the Preferred Securities.

     SECTION 9.05. Interpretation. In this Preferred Securities Guarantee, unless the context otherwise requires:

          (a) all references to "the Preferred Securities Guarantee" or "this Preferred Securities Guarantee" are to this Preferred Securities Guarantee as modified, supplemented or amended from time to time;

          (b) all references in this Preferred Securities Guarantee to Articles and Sections are to Articles and Sections of this Preferred Securities Guarantee unless otherwise specified;

          (c) a term defined in the Trust Indenture Act has the same meaning when used in this Preferred Securities Guarantee unless otherwise defined in this Preferred Securities Guarantee or unless the context otherwise requires;

          (d)  a reference to the singular includes the plural and vice versa;
     and

          (e) the masculine, feminine or neuter genders used herein shall include the masculine, feminine and neuter genders.

     SECTION 9.06. Governing Law. THIS PREFERRED SECURITIES GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     SECTION 9.07 Counterparts. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

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     THIS PREFERRED SECURITIES GUARANTEE is executed as of the day and year first above written.

                                          BALTIMORE GAS AND ELECTRIC COMPANY,
                                             as Guarantor

                                          By:
                                             ---------------------------------
                                             Name:
                                             Title:Vice President

                                          THE BANK OF NEW YORK,
                                             as Preferred Guarantee Trustee

                                          By:
                                             ---------------------------------
                                             Name:
                                             Title:

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